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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated April 15, 1998, in this Registration Statement
(Form N-1A No. 33-11611) of PaineWebber Municipal Series (comprising, respectively, the PaineWebber Municipal High Income Fund and PaineWebber New York Tax-Free Income Fund).



                                           /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP


New York, New York
June 29, 1998


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